SECOND AMENDMENT to the
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT to the Amended and Restated Fund Administration Servicing Agreement is made and entered into by and between TRIMTABS ETF TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U. S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”) and is dated as of the last date on the signature block.

WHEREAS, the Trust and Fund Services have previously entered into a certain Amended and Restated Fund Administration Servicing Agreement, dated as of June 29, 2018 (the "Agreement"); and

WHEREAS, the parties desire to update the funds list Exhibit A amend the fee schedule Exhibit C of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Effective with the commencement of the TrimTabs Donoghue Forlines Tactical High Yield ETF and the TrimTabs Donoghue Forlines Risk Managed Innovation ETF:

(1) Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto;

(2) Exhibit C is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

(3) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

TRIMTABS ETF TRUST	U.S. BANK NATIONAL ASSOCIATION

By:/s/ Derin Cohen	By: /s/ Anita Zagrodnick

Name: Derin Cohen	Name: /s/ Anita Zagrodnick

Title: CCO/COO	Title: Senior Vice President

Date: 10/1/2020	Date: 10/14/2020

Exhibit A of the Amended and Restated Fund Administration Servicing Agreement - TrimTabs ETF Trust

Separate Series of Trim Tabs ETF Trust

TrimTabs All Cap International Free-Cash-Flow ETF
TrimTabs All Cap U.S. Free-Cash-Flow ETF
TrimTabs Donoghue Forlines Tactical High Yield ETF
TrimTabs Donoghue Forlines Risk Managed Innovation ETF

Exhibit C to the Amended and Restated Fund Administration Servicing Agreement – TrimTabs ETF Trust

Base Fee for Accounting, Administration, Transfer Agent & Account Services, effective with the commencement of the TrimTabs Donoghue Forlines Tactical High Yield ETF TrimTabs Donoghue Forlines Risk Managed Innovation ETF

The following reflects the greater of the basis point fee or annual minimum1 where TrimTabs Asset Management, LLC (“Adviser”) acts as investment adviser to the fund(s) in the TrimTabs ETF Trust (the “Trust”)

Annual Minimum per Fund2 Basis Points on Trust AUM2
Funds 1-5 $_______ First $___ 5 bps
Funds 6-10 $_______ Next $___ 4 bps
Funds 11+ $_______ Next $___ 3 bps
Balance 2 bps

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “the Adviser” launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to 50% of $_______ ($______ admin/acct/ta + $_____Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

Exhibit C (continued) Amended and Restated Fund Administration Servicing Agreement – TrimTabs ETF Trust

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
•$___ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$____ – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
•$____ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
•
•$___ – Interest Rate Swaps, Foreign Currency Swaps
•$___ – Bank Loans
•$___ – Swaptions, Intraday money market funds pricing, up to 3 times per day
•$___ – Credit Default Swaps
•$___ per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
Fee for ICE data used to monitor corporate actions
•$___ per Foreign Equity Security per Month
•$___ per Domestic Equity Security per Month
•$___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$1 per security per month for fund administrative

SEC Modernization Requirements
•Form N-PORT – $____ per year, per Fund
•Form N-CEN – $___ per year, per Fund

Chief Compliance Officer Support Fee
•CCO support annual fee $____ per trust for each U.S. Bank service selected (administration, accounting, transfer agent, distributor, custodian)

Chief Compliance Officer Support Fee includes the following services:
•Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC/ SSAE audits of business lines
•Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act

•Quarterly CCO teleconferences and other periodic events and webinars
•CCO forums held periodically throughout the year in major cities
•Annual client conference which includes CCO roundtable discussions

NOTE: the CCO Support team does NOT serve as the Fund CCO

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
•$____ for first three funds in same statutory prospectus
•Fees will be negotiated for fund 4+

Section 15(c) Reporting
•§ $___ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
- Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
•Additional 15c reporting is subject to additional charges
•Standard data source – Morningstar; additional charges will apply for other data services

Daily Compliance Services
•Base fee – $____ per fund per year
•Setup – $____ per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)
•$____ set up fee per fund complex
•$____ per fund per month

Controlled Foreign Corporation (CFC)
•U.S. Bank Fee Schedule plus $____

C- Corp Administrative Services
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $____
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $____

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
The Base Fee includes the following core tax services: M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two). Additional services excluded from the Base Fee are:

•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $___ per year

•Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate
•State tax returns - (First two included in core services) – $___ per additional return

Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $___
◦Prepare Federal and State extensions (If Applicable) – Included in the return fees
◦Prepare provision estimates – $___Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $___ per state return
◦Sign state income tax returns – $___ per state return
◦Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $___ per fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Exhibit C (continued) Amended and Restated Fund Administration Servicing Agreement – TrimTabs ETF Trust

Regulatory Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
New fund launch- $____ per fund or as negotiated

Additional fee of $____ per sub-adviser for 2 or more sub-advisers

Note: External legal costs are not included in the above fees.

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s).
Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Additional Regulatory Administration Services
•Subsequent new fund launch- $______per fund or as negotiated
•Drafting SEC exemptive order application for required relief Negotiated fee

Ongoing Annual Regulatory Administration Services
Regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
•$____ for first three funds in same statutory prospectus
•$___for each of the next three funds in the same statutory prospectus
•Fees negotiated for funds 7+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Postage, if necessary
•Federal and state regulatory filing fees
•Expenses from Board of Trustee meetings
•Third party auditing
•EDGAR/XBRL filing
•All other Miscellaneous expenses